UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Discover Bank Subordinated Note Offering

On November 9, 2009, Discover Bank commenced the marketing of a proposed offering of subordinated notes. The Bank intends to use the net proceeds from the offering for general corporate purposes. Discover Bank is a wholly-owned subsidiary of Discover Financial Services (the “Company”).

Pro Forma Impact of Statements of Financial Accounting Standards No. 166 and 167

In connection with the proposed offering, Discover Bank disclosed that, giving effect to the implementation of Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140 (“Statement No. 166”), and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”), if the trusts used in Discover Bank’s credit card securitization activities (the “trusts”) were consolidated using the carrying amounts of trust assets and liabilities as of September 30, 2009:

•

this would result in an increase in total assets of approximately $21.5 billion and an increase in total liabilities of approximately $22.8 billion on Discover Bank’s balance sheet, with the difference of approximately $1.3 billion recorded as a charge to total equity capital, net of tax;

•

taking into account the estimated $1.3 billion charge to total equity capital, net of tax, which would result if the trusts were consolidated in accordance with Statements No. 166 and 167 using the carrying amounts of trust assets and liabilities as of September 30, 2009, Discover Bank’s estimated pro forma Tier 1 risk-based capital ratio as of September 30, 2009 would have been approximately 10.26%, its estimated pro forma total risk-based capital ratio as of September 30, 2009 would have been approximately 12.12%, and its estimated pro forma leverage ratio as of such date would have been approximately 8.57%;

•

if the balance sheet effects resulting from the adoption of Statements No. 166 and 167 were taken into account as of September 30, 2009, Discover Bank’s total equity capital would decrease from approximately $6.6 billion to approximately $5.2 billion, total assets would increase from approximately $39.9 billion to approximately $61.4 billion, and the ratio of equity capital to total assets would decrease from approximately 16.48% to approximately 8.53% (as of September 30, 2009, Discover Bank had no preferred equity or intangible assets on its balance sheet); and

•	this would cause a pro forma increase to Discover Bank’s loan loss reserves of approximately $2.1 billion for a total pro forma allowance for loan losses as of such date of approximately $3.8 billion.

Confirmation of Guidance for Managed Net Charge-off Rate

In addition, on November 9, 2009, the Company confirmed its guidance initially given in connection with the release of its third quarter earnings on September 17, 2009 that it expected its managed net charge-off rate for its fiscal fourth quarter of 2009 to be in the range of 8.5% to 9.0%. This rate applies to the Company’s total managed loan portfolio in the aggregate, including its credit card, student loan and other personal loan portfolios.

Legislative and Regulatory Developments

A number of significant legal and regulatory developments that may affect the Company’s business have occurred in recent months. In particular:

•	the Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “CARD Act”) was enacted on May 22, 2009;

•	the Federal Reserve has issued regulations, some final and some proposed, to implement many provisions of the CARD Act;

•	other legislation affecting credit cards and student loans is before Congress;

•	Congress is considering changes to bankruptcy laws, including provisions that would affect the rights of unsecured creditors and mortgage creditors;

•	the Obama Administration has proposed a broad and complex plan for financial regulatory reform; and

•	the U.S. Treasury has issued interim final rules implementing compensation and corporate governance requirements under the American Recovery and Reinvestment Act of 2009.

These and other developments are discussed further in the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2009.

Legislative developments are continuing. As reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2009, the House Financial Services Committee Chairman proposed legislation to accelerate the effective date of all of the CARD Act provisions to December 1, 2009. That legislation was amended to make many CARD Act provisions effective as soon as the legislation is enacted and to prohibit increases in interest rates and fees, and changes in accounting terms, until February 2010, with some exceptions. It was approved by the House of Representatives on November 4, 2009. The Senate Banking Committee Chairman has proposed more limited legislation that would make the CARD Act’s provision restricting rate increases on outstanding balances effective upon enactment. Immediate compliance with these requirements would be extremely difficult and could affect the Company’s revenue. Prospects for enactment are uncertain.

In addition, the House Financial Services Committee has approved several elements of the Obama Administration’s financial regulatory reform plan. In particular, a bill to establish the Consumer Financial Protection Agency (“CFPA”) was passed by the Committee. Though differing in significant respects from the Administration’s original proposal, the version passed by the Committee would grant the CFPA broad rulemaking, interpretative, supervisory, examination, and enforcement authority over financial services providers such as the Company. The CFPA proposal and other aspects of the Administration’s plan remain controversial, and many obstacles exist to achieving the Administration’s goal of enacting these reforms by the end of 2009.

Other legislative and regulatory proposals, some of which may not have even been introduced, may also affect the Company. For instance, Congress is currently considering proposed legislation which would require creditors that transfer loans and securitizers of loans to maintain a material portion (generally at least 10 percent) of the credit risk of the loans transferred or securitized. In addition, Congress is considering mechanisms for resolving failures of “systemically significant” financial (and non-financial) firms that would be funded, in advance or on an ad-hoc basis, solely through assessments on financial institutions with assets in excess of $10 billion. Enactment of any such legislation (or other legislative and regulatory proposals) may occur very quickly, and compliance could be difficult and burdensome and may potentially have a material negative impact on the Company’s operations or financial results.

Market developments have significantly depleted the insurance fund of the Federal Deposit Insurance Corporation (the “FDIC”) and reduced the ratio of reserves to insured deposits. As a result, the Company may be required to pay significantly increased premiums or additional special assessments. In addition, on September 29, 2009, the FDIC announced a proposal that would require banks to prepay on December 30, 2009 their FDIC insurance premiums for the years 2010 through 2012. The Company expects the amount of its prepaid assessment to be approximately $185 million.

The FDIC’s safe harbor rule relating to treatment of assets transferred in connection with a securitization provides that the FDIC, as conservator or receiver of an insolvent bank, will not by the exercise of its authority to repudiate contracts, reclaim assets transferred in connection with a securitization, provided, among other things, that the transfer meets all of the conditions for sale accounting under generally accepted accounting principles. As further discussed in the Company’s Form 10-Q for the quarter ended August 31, 2009, because of the uncertainty that the adoption of Statements No. 166 and 167 has created regarding the application of the FDIC’s safe harbor rule, the credit rating agencies have announced that they will not be able to provide AAA ratings for certain securitization structures. The FDIC has announced that it will consider changes to its safe harbor rule to address such uncertainty, but there can be no assurance that the FDIC will make such changes or will do so in a manner that will be satisfactory to the credit rating agencies. Pending the resolution of such uncertainty, the Company does not anticipate being able to access the credit card securitization markets.

On October 22, 2009, the Federal Reserve issued proposed supervisory guidance designed to ensure that incentive compensation practices of banking organizations are consistent with safety and soundness. Uncertainty exists regarding the interpretation and application of this guidance, and the impact of the guidance on recruitment, retention and motivation of key officers and employees.

Presentation Materials

Attached as Exhibit 99.1 hereto and incorporated herein by reference are presentation materials prepared by Discover Bank in connection with the offering of its subordinated notes.

Agreement to Acquire Savings Deposit Accounts

On November 6, 2009, Discover Bank entered into an agreement to purchase certain savings deposit accounts from a federal savings bank organized under the laws of the United States of America. The deposit accounts to be acquired had an aggregate balance of approximately $1.36 billion as of October 30, 2009. The transaction is expected to close in the first calendar quarter of 2010, subject to customary closing conditions and regulatory approvals.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. equity, debt and deposit markets; the ability to manage our liquidity risk; the impact of rating agency actions; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully achieve interoperability among our networks and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws limiting or modifying certain credit card practices new laws and rules affecting securitizations, and legislation related to government programs to stabilize the financial markets; changes to accounting rules or the interpretations thereof; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; resolution of our dispute with Morgan Stanley; and the restrictions on our operations resulting from financing transactions.

Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended November 30, 2008 and Quarterly Reports on Form 10-Q for the quarters ended February 28, 2009, May 31, 2009 and August 31, 2009, which are filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation – Discover Bank Subordinated Debt Issuance, dated November 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: November 9, 2009	By:	/s/ Christopher Greene
Name: Christopher Greene
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation – Discover Bank Subordinated Debt Issuance, dated November 9, 2009.

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